Exhibit 32.1

The Andina Group, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of The Andina Group, Inc. certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.

the quarterly report on Form 10-Q of The Andina Group, Inc. for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of  The Andina Group, Inc.

Date: January 20, 2010	/s/ Burke Green Burke Green Principal Executive Officer Principal Financial Officer